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                                U.S. VISION, INC.

                    EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY

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
     Names of Subsidiaries                           State of Incorporation
     ---------------------                           ----------------------
         USV Optical, Inc.                                 Texas
         Styl-Rite Optical Mfg. Co., Inc.                  Florida
         U.S. Vision Holdings, Inc.                        Delaware
         Health Eyecare Statistics, Inc.                   Ontario, Canada
         9072-8411 Quebec, Inc.                            Quebec, Canada
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